UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2010

CODA OCTOPUS GROUP, INC.
(Name of Small Business Issuer in its Charter)

Delaware	000-52815	34-200-8348
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization		Identification Number)

Newport Office Center I
111 Town Square Place, Jersey City, Suite 1201
New Jersey 07310
(Address, Including Zip Code of Principal Executive Offices)

(212) 924-3442
(Issuer's telephone number)

(Former name or former address, if changed since last report)

Copies to:
Louis A. Brilleman, Esq.
110 Wall Street, 11th Floor
New York, New York 10005
Phone: (212) 709-8210
Fax: (212) 943-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2010, the Board of Directors of Coda Octopus Group Inc. (the “Company”) elected Michael Hamilton to fill an existing vacancy on the Company’s Board of Directors.  He was also elected to be the Company’s non-executive Chairman of the Board.  He will also act as Chairman of the Company’s audit committee.

Since December 2007, he has been the Chairman and Chief Executive Officer of MMC Energy, Inc., a private company, that was previously a NASDAQ listed company.   He is also the non-executive Chairman of the Board of MXenergy, Inc., a retail gas and electric marketing company with operations in 14 states in the U. S. and two Canadian provinces since September 2009.  From 2003 to 2007, he was a senior managing director at FTI Consulting.  From June 1, 1990 to February 28, 2003, Mr. Hamilton was a partner at Price Waterhouse and PriceWaterhouseCoopers where he acted as the partner in charge of that firm’s utility audit and tax practice. In addition, he was the audit engagement partner on a number of this firm’s largest energy and utility audit clients.  Mr. Hamilton has been continuously involved in regulated industry-related activities since 1972. He has worked with numerous regulated industry companies, including companies in the electric, gas, water and telecommunications industries. He has been substantively involved in issues related to the competitiveness of the electric utility industry as it fundamentally restructured from a monopoly position to a competitive position. His activities have included a wide range of advisory, special studies, rate-making, tax and testimony activities. He has also been responsible for the day-to-day operations in virtually all of the financial operations of an investor-owned electric utility.  Mr. Hamilton holds a B.S. in Accounting from St. Francis College.

The Company has agreed to pay him $1,875 per board meeting plus expense reimbursement.  He will also be granted options to purchase 50,000 shares of Company common stock annually at $1.05 per share or such other price as the Board or Compensation Committee shall deem fit.  In addition, he will be granted 150,000 shares of common stock upon the completion of the first year of his board membership.  As Chairman of the Audit Committee, he will also be paid an annual fee of $10,000 payable pro-rata for each Audit Committee meeting

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements.

None.

(b)	Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2010

Coda Octopus Group, Inc.

/s/ Geoffrey Turner
By: Chief Executive Officer